As filed with the Securities and Exchange Commission on September 25, 2007
Registration No. 333-129188

United States Securities and Exchange Commission
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
MEMORY PHARMACEUTICALS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3363475 (I.R.S. Employer Identification Number)
100 Philips Parkway
Montvale, New Jersey 07645
(201) 802-7100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

James R. Sulat
President and Chief Executive Officer
100 Philips Parkway
Montvale, New Jersey 07645
(201) 802-7100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Ellen Corenswet, Esq.
Covington & Burling LLP
620 Eighth Avenue
New York, NY 10018
(212) 841-1000

Approximate date of commencement of proposed sale to the public: Not applicable — deregistration of unsold securities
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
On October 21, 2005, Memory Pharmaceuticals Corp. (the “Registrant”) filed a registration statement on Form S-3 (No. 333-129188) (the “Registration Statement”) for purposes of registering for resale a total of up to 16,112,158 shares of the Registrant’s common stock and 5,639,232 shares of the Registrant’s common stock issuable upon the exercise of warrants that were acquired from the Registrant in a private placement that closed on September 23, 2005. The shares were registered to permit the sale, from time to time, subject to certain resale restrictions described in the Registration Statement, of such shares by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”). On November 7, 2005, the Securities and Exchange Commission declared the Registration Statement effective.
The Registrant is seeking to deregister all of the shares that remain unsold under the Registration Statement because its obligation to keep the Registration Statement effective pursuant to the terms of its agreement with the Selling Stockholders has expired. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration, upon the effectiveness of this Post-Effective Amendment No. 1, all of the shares of common stock that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on September 25, 2007.

By:	/s/ James R. Sulat
James R. Sulat
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Fleming*		September 25, 2007

Chairman
Jonathan Fleming

/s/ James R. Sulat		September 25, 2007

President, Chief Executive Officer and
James R. Sulat	Director (Principal Executive Officer)

/s/ Joseph M. Donabauer*		September 25, 2007

Vice President and Controller
Joseph M. Donabauer	(Principal Accounting and Financial Officer)

/s/ Anthony B. Evnin, Ph.D.*		September 25, 2007

Director
Anthony B. Evnin, Ph.D.

/s/ Walter Gilbert, Ph.D.*		September 25, 2007

Director
Walter Gilbert, Ph.D.

/s/ Vaughn M. Kailian*		September 25, 2007

Director
Vaughn M. Kailian

Signature	Title	Date

/s/ Robert I. Kriebel*		September 25, 2007

Director
Robert I. Kriebel

/s/ David A. Lowe, Ph.D.*		September 25, 2007

Director
David A. Lowe, Ph.D.

/s/ Michael Meyers, MPH*		September 25, 2007

Director
Michael Meyers, MPH

/s/ Peter F. Young*		September 25, 2007

Director
Peter F. Young

* By:	/s/ James R. Sulat	Attorney-in-fact	September 25, 2007

James R. Sulat